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                                                                    Exhibit 21

1. Canyon Products Corporation, an Ohio corporation and wholly owned subsidiary.*

2. Carters (J & A) Ltd., an English corporation and wholly owned subsidiary, except for one share registered in the name of Mr. Kevin Crumpler as nominee for Invacare Holdings Corporation.

3. Invacare Canada Inc., an Ontario corporation and wholly owned subsidiary.

4. Invacare Deutschland GmbH, a German corporation and wholly owned subsidiary.

5. Invacare France S.A.R.L., a French corporation and wholly owned subsidiary.

6. Invacare Holdings Corporation, an Ohio corporation and wholly owned subsidiary.

7. Invacare International Corporation, an Ohio corporation and wholly owned subsidiary.

8. Invacare Respiratory Corporation, an Ohio corporation and wholly owned subsidiary.

9 . Invacare Trading company, Inc., a United States Territory of the Virgin Islands corporation and wholly owned subsidiary.

10. Invamex, S.A. de C.V., a Mexican corporation and wholly owned subsidiary.

11. Invacare Credit Corporation, an Ohio corporation and wholly owned subsidiary.

12. Invatection Insurance company, a Vermont corporation and wholly owned subsidiary.

13. Mobilife Corporation, a Missouri corporation and wholly owned subsidiary.

14. Mobilite Corporation, a Florida corporation and wholly owned subsidiary.

15.        Option 5 Inc., a Quebec corporation and wholly owned subsidiary.

16. Etablissements Poirier S.A., a French corporation and wholly owned subsidiary.

17. POK - Rollstuhle GmbH, a German corporation and wholly owned subsidiary.

18. Poirier Holdings Inc., a Delaware corporation and wholly woned subsidiary.

19. Dynamic Controls Ltd., a New Zealand corporation and wholly owned subsidiary.

20. Quantrix consultants Ltd., a New Zealand corporation and wholly owned subsidiary.

21. Controls Dynamic Ltd., an English corporation and wholly owned subsidiary.

22. Geomarine Systems Inc., a New York corporation and wholly owned subsidiary.

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23.        Sci Des Hautes Roches, a French partnership and wholly owned subsidiary.

24.        Sci Des Roches, a French partnership and wholly owned subsidiary.

25. Mobilite Building Corporation, a Florida corporation and wholly owned subsidiary.

26.        Rehadap, S.A., a Spanish corporation and wholly owned subsidiary.

27.        Genus  Medical,   Inc.,  a  Canadian   corporation  and  wholly
           owned subsidiary.

28.        Beram, AB, a Swedish corporation and wholly owned subsidiary.

29. Patient Solutions, Inc., a Delaware corporation and wholly owned subsidiary.

30. Medical Equipment Repair Services. Inc., a Florida corporation and wholly owned subsidiary.

31. Thompson Rehab Limited., a New Zealand corporation and wholly owned subsidiary.

32. Group Pharmaceutical Ltd., a New Zealand corporation and wholly owned subsidiary.

33. Equipment for Independence Limited, a New Zealand corporation and wholly owned subsidiary.

34. Equipment Management Services Limited, a New Zealand corporation and wholly owned subsidiary.

35. Bencraft Limited, an English corporation and wholly owned subsidiary.

36.        Paratec AG, a Switzerland corporation and wholly owned subsidiary.

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     * "Wholly owned subsidiary" refers to indirect,  as well as direct,  wholly owned subsidiaries.